EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MAY 2005

OPERATIONAL PERFORMANCE

HOUSTON, June 1, 2005 - Continental Airlines (NYSE: CAL) today reported a May consolidated (mainline plus regional) load factor of 79.1 percent, 4.7 points above last year's May consolidated load factor, and a mainline load factor of 79.8 percent, 5.1 points above last year's May mainline load factor. The carrier reported a domestic mainline load factor of 81.2 percent, 6.1 points above May 2004, and an international mainline May load factor of 78.0 percent, 3.8 points above May 2004. All four were operational records for May.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 83.7 percent and a systemwide mainline completion factor of 99.8 percent.

In May 2005, Continental flew 6.7 billion consolidated revenue passenger miles (RPMs) and 8.4 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 10.8 percent and a capacity increase of 4.2 percent as compared to May 2004. In May 2005, Continental flew 5.9 billion mainline RPMs and 7.4 billion mainline ASMs, resulting in a mainline traffic increase of 9.8 percent and a mainline capacity increase of 2.8 percent as compared to May 2004. Domestic mainline traffic was 3.4 billion RPMs in May 2005, up 7.9 percent from May 2004, and domestic mainline capacity was 4.1 billion ASMs, down 0.3 percent from May 2004.

For the month of May 2005, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 8.5 and 9.5 percent compared to May 2004, while mainline passenger RASM is estimated to have increased between 9.0 and 10.0 percent compared to May 2004. The principal factor contributing to Continental's improved estimated RASM performance for May 2005 versus May 2004 was load factor improvement versus the prior period.  Also contributing to the estimated RASM performance was the impact of recent domestic fare increases and the carrier's actions to appropriately revenue manage the emerging trend of customers booking closer in to flight dates, to improve the mix of local versus flow traffic, and to reduce its discounting.  For April 2005, consolidated passenger RASM increased 2.2 percent compared to April 2004 and mainline passenger RASM increased 2.4 percent from April 2004.

Continental's regional operations (Continental Express) set a record May load factor of 73.7 percent, 1.9 points above last year's May load factor. Regional RPMs were 739.3 million and regional ASMs were 1,002.6 million in May 2005, resulting in a traffic increase of 19.3 percent and a capacity increase of 16.2 percent versus May 2004.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,000 daily departures throughout the Americas, Europe and Asia, serving 150 domestic and 130 international destinations, more than any other carrier in the world. Nearly 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France/KLM, Alitalia, CSA Czech Airlines, Delta Air Lines, Korean Air and Northwest Airlines.  With 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 56 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental again won major awards at the 2005 OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit www.continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that we will be able to obtain the needed pay and benefit reductions from our flight attendants or that the ratified agreements with our pilots, mechanics, dispatchers and simulator engineers will enable us to achieve the cost reductions expected as a result of such agreements, which will depend, upon other matters, on timely and effective implementation of new work rules, actual productivity improvement, employee attrition, technology implementation, our level of business activity, relations with employees generally and the ultimate accuracy of certain assumptions on which our cost savings are based. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
MAY	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,360,596	3,114,373	7.9 Percent

International	2,571,356	2,287,335	12.4 Percent
Transatlantic	1,346,282	1,142,761	17.8 Percent
Latin America	679,853	646,293	5.2 Percent
Pacific	545,221	498,281	9.4 Percent

Mainline	5,931,951	5,401,707	9.8 Percent
Regional	739,289	619,668	19.3 Percent
Consolidated	6,671,241	6,021,375	10.8 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,137,050	4,147,749	(0.3) Percent

International	3,296,940	3,084,064	6.9 Percent
Transatlantic	1,640,927	1,469,715	11.6 Percent
Latin America	945,970	988,502	(4.3) Percent
Pacific	710,044	625,847	13.5 Percent

Mainline	7,433,990	7,231,813	2.8 Percent
Regional	1,002,596	862,547	16.2 Percent
Consolidated	8,436,586	8,094,360	4.2 Percent

PASSENGER LOAD FACTOR
Domestic	81.2 Percent	75.1 Percent	6.1 Points

International	78.0 Percent	74.2 Percent	3.8 Points
Transatlantic	82.0 Percent	77.8 Percent	4.2 Points
Latin America	71.9 Percent	65.4 Percent	6.5 Points
Pacific	76.8 Percent	79.6 Percent	(2.8) Points

Mainline	79.8 Percent	74.7 Percent	5.1 Points
Regional	73.7 Percent	71.8 Percent	1.9 Points
Consolidated	79.1 Percent	74.4 Percent	4.7 Points

ONBOARD PASSENGERS
Mainline	3,766,448	3,508,858	7.3 Percent
Regional	1,355,681	1,151,171	17.8 Percent
Consolidated	5,122,129	4,660,029	9.9 Percent

CARGO REVENUE TON MILES (000)
Total	76,152	82,933	(8.2) Percent

YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	15,771,600	14,990,737	5.2 Percent

International	12,009,148	10,513,686	14.2 Percent
Transatlantic	5,527,540	4,627,139	19.5 Percent
Latin America	3,897,679	3,546,717	9.9 Percent
Pacific	2,583,929	2,339,830	10.4 Percent

Mainline	27,780,748	25,504,423	8.9 Percent
Regional	3,392,053	2,767,548	22.6 Percent
Consolidated	31,172,801	28,271,971	10.3 Percent

AVAILABLE SEAT MILES (000)
Domestic	19,857,077	20,334,695	(2.3) Percent

International	15,699,153	14,166,530	10.8 Percent
Transatlantic	7,076,789	6,077,857	16.4 Percent
Latin America	5,157,090	5,001,292	3.1 Percent
Pacific	3,465,274	3,087,381	12.2 Percent

Mainline	35,556,230	34,501,225	3.1 Percent
Regional	4,714,724	4,119,153	14.5 Percent
Consolidated	40,270,954	38,620,378	4.3 Percent

PASSENGER LOAD FACTOR
Domestic	79.4 Percent	73.7 Percent	5.7 Points

International	76.5 Percent	74.2 Percent	2.3 Points
Transatlantic	78.1 Percent	76.1 Percent	2.0 Points
Latin America	75.6 Percent	70.9 Percent	4.7 Points
Pacific	74.6 Percent	75.8 Percent	(1.2) Points

Mainline	78.1 Percent	73.9 Percent	4.2 Points
Regional	71.9 Percent	67.2 Percent	4.7 Points
Consolidated	77.4 Percent	73.2 Percent	4.2 Points

ONBOARD PASSENGERS
Mainline	18,079,815	17,064,836	5.9 Percent
Regional	6,149,945	5,171,394	18.9 Percent
Consolidated	24,229,760	22,236,230	9.0 Percent

CARGO REVENUE TON MILES (000)
Total	418,778	418,728	0.0 Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MAY	2005	2004	Change
On-Time Performance[1]	83.7%	76.0%	7.7 Points
Completion Factor[2]	99.8%	99.5%	0.3 Points

YEAR-TO-DATE	2005	2004	Change
On-Time Performance[1]	78.4%	78.8%	(0.4) Points
Completion Factor[2]	99.6%	99.6%	- Points

April 2005 consolidated breakeven load factor[3,4]			75.7 Percent
April 2005 year-over-year consolidated RASM change			2.2 Percent
April 2005 year-over-year mainline RASM change			2.4 Percent
May 2005 estimated year-over-year consolidated RASM change			8.5-9.5 Percent
May 2005 estimated year-over-year mainline RASM change			9.0-10.0 Percent
May 2005 estimated average price per gallon of fuel, including fuel taxes			1.66 Dollars
May 2005 estimated consolidated breakeven load factor[3]			79 Percent
May 2005 actual consolidated load factor			79.1 Percent
June 2005 estimated consolidated breakeven load factor[3]			76 Percent

1 Department of Transportation Arrivals within 14 minutes

2 Systemwide Mainline Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Gains related to the contribution of XJT shares to the pension plan decreased the breakeven load factor by 5.5 percentage points.

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